EXHIBIT 21.1

SUBSIDIARY OF AXOGEN, INC.

As of December 31, 2016, AxoGen Inc. had two sole subsidiaries:

1.  AxoGen Corporation, a Delaware corporation; and

2.  AxoGen Europe GmbH, an Austrian corporation.